Exhibit 10.5

ADDENDUM No. 1
TO THE
AMENDED AND RESTATED MINING CONVENTION
OF 28 SEPTEMBER 2005

AMONG

LA REPUBLIQUE DEMOCRATIQUE DU CONGO

AND

LA GENERALE DES CARRIERES ET DES MINES

AND

LUNDIN HOLDINGS LTD
(now TF HOLDINGS LIMITED)

AND

TENKE FUNGURUME MINING S.A.R.L.

DATE: 11 DEC 2010

Addendum No. 1 to the ARMC

Page 1 on 40

Article 1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5
Article 2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	6
Article 3. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	6
Article 4. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	7
Article 5. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	7
Article 6. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	7
"Article 8 : Tax and Customs Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	7
I : GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	8
8.1. Tax and customs regime applicable to T.F.M. . . . . . . . . . . . . . . . . . . . . . . . . . . .	8
8.2. Exhaustive tax and customs legal regime. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	9
8.3. Modifications to the tax and customs regime. . . . . . . . . . . . . . . . . . . . . . . . . . . .	10
8.4. More favorable tax or customs provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	10
8.5. Benefit of the regime which is applicable to T.F.M. . . . . . . . . . . . . . . . . . . . . . .	10
8.6. Tax and customs procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	11
II. CUSTOMS REGIME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	11
8.7. List of assets benefiting from the preferential regime with respect to importation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	11
8.7.1. Application for approval of the list of goods to be imported . . . . . . . . .	12
8.7.2. Review of the list of goods to be imported . . . . . . . . . . . . . . . . . . . . . . .	13
8.7.3. Decision approving or rejecting the list of Goods to be imported . . . . .	13
8.7.4. Registration and notification of the decision approving or rejecting the approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	14
8.7.5. Changes to the list of goods falling under the preferential customs regime . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	14
8.7.6. Interministerial Commission responsible for the Approval of the List of Goods to be iimported under the Preferential Customs Regime . . .	15
8.7.6.1 Duties of the Interministerial Commission . . . . . . . . . . . . . . .	15
8.7.6.2 Composition of hte Interministerial Commission . . . . . . . . . .	15
8.7.6.3 Organisation and Operation of the Interministerial Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	16
8.8. Exporting samples . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	16
8.9. Imports of personal items belonging to expatriates. . . . . . . . . . . . . . . . . . . . . . .	17
8.10. Imported goods made available for consumption on the National Territory. . .	17

Addendum No. 1 to the ARMC

8.11. Consequences of halting the Project on/before completion. . . . . . . . . . . . . . . .	17
8.12. Transfer of goods, equipment and/or tools . . . . . . . . . . . . . . . . . . . . . . . . . . . .	17
8.13. Temporary import free of duty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	18
8.14. Import duties at preferential rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	18
8.15. Imports during the extension work . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	18
8.15.1. Review by the Registry . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	19
8.15.2. Technical and environmental investigation . . . . . . . . . . . . . . . . . . . . .	20
8.16. Export duty ["droit de sorte"] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	20
8.17. Consumption and excise duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	21
III. FISCAL REGIME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	22
A. Asset-Based Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	23
8.18. Property tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	23
8.19. Tax on Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	23
8.20. Tax on the surface area of mining concessions . . . . . . . . . . . . . . . . . . . . . . . . .	24
8.21. Special tax on road traffic . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	24
B. The Mining Royalty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	24
8.22. Basis of the mining royalty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	24
8.23. Rate of the mining royalty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	25
8.24. Distribution of the mining royalty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	25
8.25. Tax credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	25
C. Revenue based taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	25
8.26. Professional tax on remunerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	25
8.27. Tax on rental income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	26
8.28. Tax on income from movable assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	26
8.29. Professional tax on profits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	26
D. Determination of the taxable profit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	27
8.30. Taxable profit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	27
8.31. Depreciation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	27
8.32. Deferred depreciation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	27
8.33. Tax loss carried forward . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	28
8.34. Research and development expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	28
8.35. Capital gain and capital loss on mining title transfers . . . . . . . . . . . . . . . . . . . .	28
8.36. Deduction of interest paid abroad . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	29

Addendum No. 1 to the ARMC

8.37. Deduction of mining royalties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	29
8.38. Deductible professional expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	29
8.39. Provision for restoration of the deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	30
8.40. Provision for site rehabilitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	30
E. Turnover taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	31
8.41. Domestic tunrover tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	31
F. Exceptional Tax on the remunerations of expatriates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	32
8.42. Preferential regime . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	32
Article 7 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	32
Article 8 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	33
"Article 30 : Stabilized Legilation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	33
Article 9 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	33
Article 10 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	33
"Article 47 : Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	33
I : MORTGAGES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	33
47.1. Assets that can be mortgaged . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	33
47.2. Procedure for the approval of the mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . .	34
47.3. Reasons for the refusal to approve mortgages . . . . . . . . . . . . . . . . . . . . . . . . . .	35
47.4. Registration and enforceability of the mortgage deeds . . . . . . . . . . . . . . . . . . .	35
47.5. Execution of mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	35
47.6. Mining registry examination in case of transfer . . . . . . . . . . . . . . . . . . . . . . . .	36
47.7. Legal consequences of the transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	36
47.8. Legal Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	36
II : PLEDGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	37
47.9. Pledges of marketable products . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	37
Article 11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	37
Article 12 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	37
Article 13 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	37
Article 14 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	38
Article 16 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	38

Addendum No. 1 to the ARMC

ADDENDUM No. 1

TO THE AMENDED AND RESTATED MINING CONVENTION

AMONG :

THE DEMOCRATIC REPUBLIC OF CONGO represented by the Ministers of Mines,  Finance, and Budget, hereinafter referred to as “the State”

OF THE FIRST PART

– and –

LA GENERALE DES CARRIERES ET DES MINES a public enterprise established under Congolese law created by Decree Number 049 of 07 November 1995, registered with the New Register of Commerce in Lubumbashi under number 453 and having its principal place of business at Boulevard Kamanyola, No. 419, B.P. 450, in Lubumbashi, Democratic Republic of Congo (DRC), in the process of being transformed into a joint stock company (SARL) by virtue of Decree No. 09/12 of 24 April 2009 establishing the list of public enterprises transformed into commercial companies, governmental institutions and public service entities governed temporarily by Decree No. 09/11 of 24 April 2009 enacting the transitional measures in connection with the transformation of public enterprises in application of the Law No. 08/007 of 07 July 2008 enacting the general provisions relative to the transformation of public enterprises, represented by its President of the Board of Directors, Mr. Albert YUMA MULIMBI and its  General Managing Director, Mr. KALEJ NKAND, hereafter referred to as « GECAMINES  »

hereinafter referred to as "Gécamines",
OF THE SECOND PART

– and –

TF HOLDINGS LIMITED (formerly LUNDIN HOLDINGS LTD), a company incorporated under the laws of Bermuda, having its registered office at Clarendon House, 2 Church Street, Hamilton HM12, Bermuda, represented by its Vice President, Mr. Mark R. Mollison, hereinafter referred to as “TF Holdings”

OF THE THIRD PART

– and –

TENKE FUNGURUME MINING S.A.R.L., a company incorporated under the laws of the Democratic Republic of Congo, having its registered office at 790 Avenue Panda, Lubumbashi, Democratic Republic of Congo, registered with the New Register of Commerce in Lubumbashi under No. 7325, represented by represented by its Managing Director, Mr. Claude Polet, hereinafter referred to as “T.F.M.”

OF THE FOURTH PART

Addendum No. 1 to the ARMC

Page 4 on 40

Hereinafter referred to together as the "Parties"

It is considered as follows:

A.
The Parties signed on 28 September 2005 the Amended and Restated Mining Convention (the "ARMC") which amended and restated the Mining Convention the Parties concluded on 30 November 1996 (the "Original Mining Convention");

B.
The Original Mining Convention is based on and governed by the contractual mining regime set forth in articles 38 to 43 of Ordinance-Law No. 81-013 of 2 April 1981 with respect to the general legislation in force regarding Mines and Hydrocarbons (the "Mining Law");

C.	Pursuant to article 340 of Law No. 007/2002 of 11 July 2002 establishing the Mining Code (the "Mining Code"), T.F.M. opted to remain governed by its Original Mining Convention and not the Mining Code;

D.
Consistent with articles 340 and 343.a of the Mining Code, the ARMC incorporated, as a matter of contract and not by choice of applicable law, solely the terms of Titles IX (tax and customs regime) and VI (securities) of the Mining Code, and therefore maintained for the Parties the purely contractual regime that was initially agreed upon in the Original Mining Convention concluded pursuant to the Mining Law;

E.
The Parties’ intention, as reflected in ARMC Articles 8, 47, 51, and 52, was that the Project continued to be governed by the Original Mining Convention, as amended and restated in 2005.  Insofar as it was never the intention of the Parties that the ARMC be governed by both the Mining Code and the Mining Law, the Parties have decided to enter into this Addendum to the ARMC (the "Addendum") which amends and restates the relevant provisions of the ARMC in order to reaffirm the contractual mining regime governing the ARMC.

Now therefore it is agreed as follows:

ARTICLE 1

Item D of the Preamble of the ARMC is hereby deleted in is entirety and replaced as follows, where “this Agreement” means the ARMC:

"By means of this Amended and Restated Mining Convention, the Parties amend and restate the Original Convention so as to permit T.F.M. to benefit from the advantages of this Agreement, to revise production targets and to integrate into this Agreement the relevant modifications of the rights and obligations of the Shareholders of T.F.M., to confirm the formation of T.F.M., to add T.F.M. as a party to the ARMC as it was originally in effect in 2005, to set forth a new capital structure within T.F.M by the signature of the Amended and Restated Shareholders Agreement, as well as to modify certain rights and obligations of the parties in connection with the purpose of the Original Convention."

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Page 5 on 40

ARTICLE 2

Item (c) of Article 1.4 of the ARMC is hereby deleted in its entirety and replaced as follows:

"(c) Law

Subject to Article 30, any reference to a law includes the executory measures made pursuant thereto, all amendments made to such law or executory measures and any law or executory measure that may be passed which has the effect of supplementing or superseding such law or executory measure.”

ARTICLE 3

Item (a) of Article 2 of the ARMC is hereby deleted in its entirety and replaced as follows, where “this Agreement” means the ARMC:

"(a) to grant to T.F.M. the benefits of this Agreement without prejudice to the rights previously granted and enjoyed by T.F.M. pursuant to the terms of the Original Convention and Article 40 of the ARMC in force from 2005 until this amendment.”

ARTICLE 4

Article 4 of the ARMC is hereby amended by adding new paragraph (d) as follows:

"(d) In addition, T.F.M. will pay to Gécamines the following additional amounts:

(i)  An additional US$ 30 million upon reaching the following benchmarks:

▪	US$ 5 mm after the conditions set forth in Article 15 herein have been met in full force and effect;
▪	US$ 5 mm at 0.5 mm tonnes cumulative copper production from the Project;
▪	US$ 5 mm at 1.0 mm tonnes cumulative copper production from the Project;
▪	US$ 5 mm at 1.5 mm tonnes cumulative copper production from the Project;
▪	US$ 5 mm at 2.0 mm tonnes cumulative copper production from the Project; and
▪	US$ 5 mm at 2.5 mm tonnes cumulative copper production from the Project.

(ii) An additional royalty of US$ 1.2 million for each 100,000 tonnes of additional reserves of copper at the time the new reserves achieve an

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amount greater than 2.5 million tonnes of copper calculated as currently calculated.

This additional royalty will be paid on the determination of recoverable proven and probable copper reserves calculated in accordance with the same criteria as that currently used by the ultimate majority shareholder of TF Holdings Limited in connection with its filings made to the United States Security and Exchange Commission. Payment of the additional royalty will be made by April 15 of each year.

(iii)  Subsequent to the payment dates referred to above, before each payment, T.F.M. will in writing request from Gécamines that it provide in writing to T.F.M., a corresponding demand for payment including the bank and account of Gecamines to which the payment must be made.  T.F.M. will have five Business Days to make the requested payment."

ARTICLE 5

Article 6 of the ARMC is completed with the following provisions:

"(d) T.F.M. will increase its share capital by US$ 50 million, to US$ 65,050,000 from the current US$ 15,050,000.  Share capital will be contributed as a contribution in-kind entirely by TF Holdings that will be deducted from accrued Advances and for which Gécamines will be attributed a 20% non-dilutable share.  The share capital increase will occur after the increase referred to in item (e) hereinafter.

(e) TF Holdings will cause the increase of the Gécamines 17.5% interest in the share capital of T.F.M. to 20% (non dilutable). The parties will work together to insure the increase of Gecamines’ interest is done in as tax efficient a manner as possible.  It is the initial intent of the parties to provide Gecamines a 20% non dilutable interest through the dilution of TF Holdings' current interest in T.F.M."

ARTICLE 6

Article 8 of the ARMC is hereby deleted in its entirety and replaced with the following provisions, where “this Agreement” means the ARMC:

"Article 8: Tax and Customs Provisions

The tax and customs regimes applicable to the Project as from the entry into force of this Amended and Restated Mining Convention are exclusively the provisions of this Article 8.

Law No. 007/2002 of 11 July 2002 enacting the Mining Code as well as Decree No. 038/2003 dated 26 March 2003 enacting the mining regulations, shall not apply to this Agreement or to the Rights and Titles on the Property.

The fiscal levies and customs duties applicable to T.F.M. are detailed in this Addendum and the non tax related fees applicable to T.F.M. are those provided by the Law No.

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04/015 of 16 July 2004 setting the List of Administrative, Judicial, Domaniales and Participation Generating Receipts, it being understood however that the duties and taxes on the establishments classed as dangerous, unhealthy and noxious to be collected at the initiative of the Ministry of Environment, Conservation of Nature, Waters and Forests, do not apply to T.F.M.

I. GENERAL PROVISIONS

8.1. Tax and customs regime applicable to T.F.M.

T.F.M. is subject to the tax and customs legal regime set forth under this Article 8 for all its mining activities carried out in the Democratic Republic of Congo ("National Territory").

Without prejudice to the provisions of Article 8.5, the tax and customs legal regime provided for under this Article 8 also applies to the affiliated companies and the sub-contractors of T.F.M.

The activities of concentration, processing and/or transformation carried out by T.F.M. and/or its affiliated companies and sub-contractors are governed by the tax and customs legal regime provided for in this Article 8.

In this Article 8:

a)
the sub-contractors of T.F.M. include the contractors (qualified as "sub-contractors" in the Democratic Republic of Congo) of T.F.M. and the formers' own contractors in so far as their work is related to the Project.

b)
the activities of concentration, processing and/or transformation include "Operations" as defined in Article 1.1 (gg) of the ARMC, it being understood that Operations include, as part of "all other activities necessary or desirable for the successful accomplishment of the objectives of this Agreement", notably and without limitation, the following activities: the agriculture and social investments under Article 21 of the ARMC, housing, recreational, catering and office facilities for workers on the Project, the activities related to the plant and the storage facilities and those related to roads, water, electricity, railroads and other infrastructure, as well as the supply of administrative and professional services, including but not limited to accounting, legal, design, architecture, consulting services, banking, financial and insurance services in support of any such activities.

c)
any law, decree, ordinance or other legal instrument of any kind, and any administrative circular or instruction from the tax authorities limiting the scope of the tax and customs regime applicable to mining companies will not apply to T.F.M., which will exclusively remain governed by the provisions of this Agreement.

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8.2. Exhaustive tax and customs legal regime

Subject to the provisions of Articles 8.3 and 8.4, the tax and customs regime which applies to T.F.M. mining activities on the National Territory is defined in this Article 8, to the exclusion of all other forms of present and future taxation.

Upon entry into force of this Amended and Restated Mining Convention, only the taxes, customs duties, charges, royalties and other fees due to the public Treasury mentioned hereafter are applicable to T.F.M., according to the conditions provided for under the present title:

a)
The taxes applicable to T.F.M. are: the tax on vehicles, tax on the surface area of mining and hydrocarbon concessions, property tax, tax on income from movable assets, professional tax on profits, tax on rental income, professional tax on remunerations, exceptional tax on remunerations of expatriates and domestic turnover tax (tax on internal turnover);

Taxes applicable to T.F.M. as set forth in this Article 8.2 (a) are those referred to in the following provisions of this Article 8:

-	tax on vehicles: Article 8.19;
-	tax on the surface area of mining concessions: Article 8.20;
-	property tax: Article 8.18;
-	tax on income from movable assets: Article 8.28;
-	professional tax on profits: Article 8.29;
-	tax on rental income: Article 8.27;
-	professional tax on remunerations: Article 8.26;
-	exceptional tax on remunerations of expatriates: Article 8.42;
-	domestic turnover tax: Article 8.41.

b)	The duties charged by the Customs Administration applicable to T.F.M. within the National Territory are: import duties, consumption and excise duties;

The import and consumption and excise duties applicable to T.F.M. as set forth in this Section 8.2 (b) are those referred to in the following provisions of this Article 8:

-	import duties: Articles 8.7 to 8.15.2 (except Article 8.8);
-	consumption and excise duties: Article 8.17.

c)	T.F.M. is subject to the special tax on road traffic, to the surface area fees and to the mining royalty.

The aforementioned tax, fees and mining royalty applicable to T.F.M. as set forth in this Section 8.2(c) are those referred to in the following provisions of this Article 8:

-	special tax on road traffic: Article 8.21;
-	surface area fees: this Article 8.2 (c);
-	mining royalty: Articles 8.22 to 8.25.

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The rate of the annual surface area fees per square ("surface area fees") as set forth in this Section 8.2(c) is US$ 424.78 per square, equivalent to US$ 5.00 per hectare.  T.F.M.’s current Tenke and Fungurume Mining Concessions 198 and 199, have been redesignated and renumbered as Exploitation Permits 123, 9707, 9708, 159, 4728 and 4729, and total 1879 squares.

Commencing with the fiscal year 2011, T.F.M. will pay such fee at the rate of US$ 424.78 per square. In addition, T.F.M. will pay an amount of US$ 5,080,632.83 covering the surface area fees for all prior periods had such fees been applicable.

d) Without prejudice to the provisions in Article 8.16, paragraph 5, T.F.M., its Affiliated Companies and its sub-contractors are subject, when carrying out activities outside their mining projects, to the duties and remunatory taxes which contribute to the costs of the functioning of the public administrations or the customized public services.

T.F.M., its Affiliated Companies and its sub-contractors are not subject to these duties and remunatory taxes ("redevances et taxes rémunératoires") as set forth in the preceding paragraph with respect to activities related to the Project.

Pursuant to this provision, T.F.M. is totally exonerated, for imports, from the duties and costs ("remuneration taxes") in remuneration for services rendered by public service entities  such as the Office Congolais de Contrôle, OGEFREM, other entities dealing with import services be they public, para-public, customs, para-customs, fiscal, para-fiscal or para-statal (the "public service entities").

These duties and remunatory taxes referred to in this Article 8.2(d) are subject to Article 8.16.

8.3. Modifications to the tax and customs regime

Subject to the provisions of Article 31 of this Agreement, the tax and customs regime specified in this Article 8 may only be modified in accordance with the provisions of Article 38 of this Agreement.

8.4. More favorable tax or customs provisions

In accordance with Article 31 of this Agreement, if any legislation generally applicable adopted or enacted in the National Territory after the date this Amended and Restated Mining Convention entered into force, provides for more favorable tax or customs provisions than those contained in this Article 8, these new provisions are immediately applicable, as of right, as of the date they enter into force.

8.5. Benefit of the regime which is applicable to T.F.M.

The following also benefit from the entire tax and customs regime provided for by this Article 8:

a)	The affiliated companies of T.F.M. carrying out mining activities;

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b)	The sub-contractors of T.F.M. carrying out mining activities and which result exclusively from contracts entered into with T.F.M.

8.6. Tax and customs procedure

Without prejudice to the provisions of this Article 8, the tax and customs procedure applicable is that of the generally applicable law.

The procedure for the collection and distribution of the mining royalty as established in Article 8.24 is determined by a specific agreement to be concluded between T.F.M., the Ministry of Mines and the Direction Générale des Recettes Administratives, Judiciaires, Domaniales et de Participation ("DGRAD").

II. CUSTOMS REGIME

8.7. List of assets benefiting from the preferential regime with respect to importation

Before commencing the work, T.F.M. will submit pursuant to Article 8.7.1 hereinafter a list containing the number and the value of the movable property, equipment, vehicles, mineral substances and other items which are governed by the preferential regime provided for in this Article 8. The list must be approved in advance by a joint Decree issued by the Ministries of Mines and Finance (see Interministerial Commission referred to in Article 8.7.1), within thirty working days following the date of receipt of the letter of application for approval by the Ministry of Mines and the copy by the Ministry of Finance.

All of the following terms or phrases, namely "goods, tools and equipment", "movable goods", "materials", "equipment", "movable property, equipment, vehicles, mineral substances and other input item" referred to in this Article 8 will mean those goods that are or can be validly imported under the preferential customs regime of this Agreement, unless they are rejected pursuant to the provisions of this Article 8.7.

If upon expiry of the thirty days, the acknowledgement of the filing serving as proof, no reply is given, the list will be deemed to have been approved. In such case, the competent authorities must issue the Decree of approval, within seven days.

T.F.M. will notify the Minister of Finance of the expiry of the thirty day period during which the Interministerial Commission referred to in Article 8.7.6 failed to provide a reply.  Upon receipt by the Minister of Mines of this notification, the Minister of Mines will issue the Decree of approval within the said seven days.

In case of refusal of approval of the list as described in paragraph 3 of this Article 8.7, the decision must be in writing and contain the reasons for refusal.

The list referred to in the previous paragraph shall indicate the categories of equipment, non-obsolete goods and tools required respectively at the stage of exploration, construction and development, as well as at the stage of exploitation of the Project which benefits from the advantages of the customs regime defined hereafter.

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The supplies of consumer goods, reagents and maintenance products needed for everyday use, but not directly related to mining activity, are excluded from said lists.

Imports by T.F.M. or its sub-contractors of equipment, goods, tools and other goods which do not appear on the approved lists, are subject to the provisions of the generally applicable law.

The import of goods not benefitting from the preferential regime are subject to the following rates under generally applicable law1:

Oils, petroleum oils, and fuel oils: 5%
Paints and varnishes: 10%
Glues: 10%
Matches: 20%
Rosin and resin acids, ester gum: 5%
Industrial fatty acids, industrial fatty alcohols: 5%
Polymers: 5%
Silicones: 5%
Plastic packaging: 5%
Bricks: 10%
Electrical equipment: 10%
Iron or steel materials: 5%

8.7.1. Application for approval of the list of goods to be imported

Pursuant to the provisions of the first paragraph of Article 8.7., above, the benefit of the preferential customs regime will be subject to the submission of an application for the approval of the list of movable property, equipment, vehicles, mineral substances and other input items to be imported.

The application by T.F.M. for the approval of all goods to be imported into the Democratic Republic of Congo will be addressed to the Minister of Mines and will be made in two copies by T.F.M. and submitted to the Office of the Interministerial Commission for approval of the lists referred to in Article 8.7.6. A copy of the application will be addressed to the Minister responsible for Finance.

The application letter for the approval will contain:

a)
the list of classes of goods which are to benefit from the preferential customs regime indicating the approximate quantity and value per unit of each class of goods, as well as the phase of the Project in respect of which each class of goods is imported for;

b)	a certified copy of the decree granting the mining title;

1	See Law No. 04/014 of July 16, 2004 modifying and supplementing Law No. 002/03 of March 13, 2003 establishing new import duty and tax rates.

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c)	a certified copy of the mining title;

d)
a description of the Project together with the work program and budget sufficiently detailed in order to allow the assessing of the relationship between the planned imports and the mining Project, especially as regards consumables, including fuel, reagents and maintenance items;

e)	a justification of the need to import in terms of not being capable of finding on the national market the same quantity and quality of goods at the same price, terms of delivery and payment.

Upon submission of the application, the office of the Interministerial Commission will record the application in the register of applications for the approval of the lists of goods falling under the preferential regime which it keeps up to date and will deliver to T.F.M. or to its representative a receipt signed by the permanent secretary and by T.F.M. or its representative. The registration and the receipt will make mention of the identity of T.F.M., the reference of the mining rights concerned, the date of submission and the supporting documentation attached to the application.

8.7.2. Review of the list of goods to be imported

Within five days of the receipt of the application referred to above, the Interministerial Commission will meet upon notice of its Chairman pursuant to the provisions of Article 8.7.6.3 paragraph 3, and will verify:

a)      the lawfulness and the validity of the mining right of T.F.M.;

b)       the type of goods to be imported pursuant to the specifications of Article 8.7., particularly:

-	the quality of non obsolete material, goods and equipment;
-	the phase of the works for which such material, goods and equipment are to be used;
-	the consumables, reagents and maintenance items excluded from the list of goods falling under the preferential regime;

c)      the lawfulness of the pro forma invoices and of the price of material, goods and equipment to be imported;

Following the investigation, the Interministerial Commission will make a positive or negative recommendation and draw up a draft of an interministerial decree approving or rejecting the list which will be forwarded by the Chairman of the Commission to the Minister of Mines.

8.7.3. Decision approving or rejecting the list of Goods to be imported

Upon receipt of the application file in respect of the approval of the list of goods to be imported together with the positive or negative recommendation of the Interministerial Commission for the approval of lists of goods to be imported and within thirty working

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days following the date of submission of the application for approval, the Ministers responsible for Mines and Finance will issue and forward to said Commission the interministerial decree approving or rejecting the list of goods falling under the preferential customs regime and forward it to the Commission.

8.7.4. Registration and notification of the decision approving or rejecting the approval

Within three working days following receipt of the signed interministerial decree and in the event that the list of goods to be imported is deemed approved or not, the Permanent Secretary of the Interministerial Commission will record the approved or not approved list in the register of approved or non approved goods falling under the preferential customs regime.

Within the same period of time, the Permanent Secretary will notify the decision to T.F.M. or its mines and quarries agent using the quickest and most reliable means, specifying the volume and the pages of the register in which the approved or non approved list was recorded and will transmit to T.F.M. a copy of the signed Interministerial Decree.

The Interministerial Decree approving the list or the official excerpt of the recording of the approved list will be, without further documentation of any kind whatsoever,  conclusive for any import audit of goods featuring on the list, without that any other document whatsoever is required.

8.7.5. Changes to the list of goods falling under the preferential customs regime

If T.F.M. wishes to add goods to the classes or quantities of the goods mentioned on the list after the approval thereof, it may submit an amendment to such list for approval. In this case, the procedure set forth in Articles 8.7.1. to 8.7.3. hereof will apply mutatis mutandis to such amendment.

Failing an Interministerial Decree within the period referred to in the first paragraph, the list submitted by T.F.M. or its agent will, depending on the recommendation of the Interministerial Commission being positive or not, be deemed approved or not, pursuant to the provisions of Article 8.7.herabove.

In such case, the Permanent Secretary will draw up at the same time a draft decree approving or rejecting the list which, within two working days following the date of registration, will be forwarded by the Chairman of the Interministerial Commission to the Ministers of Mines and Finance so as to regularize the situation pursuant to the provisions of paragraph 3 of Article 8.7. hereabove.

The preceding paragraphs permit T.F.M. to modify the list of goods to be imported under the preferential customs regime.

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8.7.6. Interministerial Commission responsible for the Approval of the List of Goods to be imported under the Preferential Customs Regime

8.7.6.1 Duties of the Interministerial Commission

The duties of the Interministerial Commission responsible for approving the lists referred to in the previous article will be as follows:

a)       ensure that the list of goods for which T.F.M. requests the benefit of the preferential customs regime contains only goods destined solely for mining purposes during any phase of the Project in accordance with the provisions of paragraph 6 of Article 8.7, and which are not obsolete and which are likely to contribute to the development of the mining Project of T.F.M.

b)       issue opinions in respect of the imports of the goods mentioned on the lists referred to in Article 8.7.5.

The phrase "goods destined solely for mining purposes during any phase of the Project" relates to goods required for the Operations.

8.7.6.2: Composition of the Interministerial Commission

The Interministerial Commission will consist of 13 members appointed by an Interministerial Decree of the Ministers responsible for Mines and Finance, upon a proposal of the following Ministries and Departments:

a)	a representative of the Cabinet of the President of the Republic;

b)
six representatives of the Ministry of Mines of which three of the Directorate of Mines, including the Director, one of the Directorate of Geology, one of the Directorate responsible for the Protection of the Mining Environment and one of the Department responsible for Assistance and Training related to Small Scale Mining Operations.

c)	a representative of the Ministry of Finance;

d)	an OFIDA representative;

e)	a representative of the Logistics Department of the Ministry of Defense;

f)	a representative of the Central Bank of Congo;

g)	a representative of the Congolese Office of Control;

h)	a representative of the National Agency for the Promotion of Investments;

A deputy will be appointed for each representative of the Interministerial Commission.

The above mentioned public agencies and authorities will be those in place upon conclusion of the ARMC or will be any entity subsequently legally designated to

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perform the same public functions or services, such as the DGDA (Direction Générale des Douanes et Accises) that now replaces the OFIDA.

8.7.6.3: Organisation and Operation of the Interministerial Commission

The Director of Mines will chair the Interministerial Commission. The OFIDA representative will be the recording secretary.

The Directorate of Mines will be in charge of the permanent secretariat/office of the Interministerial Commission.

The Chairman will call the meeting of the Interministerial Commission. The Chairman will call the meeting of the Interministerial Commission within five days following each submission of an application for the approval of a list in accordance with the provisions of Article 8.7.1 and whenever needed.

The Interministerial Commission will validly meet provided that two thirds of its members or deputy members are present. It will resolve matters upon a simple majority decision. When the voting for and against is equally divided, the Chairman will have a casting vote.

If need be, the Commission will be entitled to request the recommendations of the Mines Administration or of any other state body concerned by the list of goods falling under the preferential (customs) regime. Such recommendations are advisory opinions only.

Upon completion of the deliberations minutes and a recommendation will be drawn up and signed by the Chairman and the recording secretary of the Interministerial Commission. Any modification of the list submitted together with the application will state the reasons therefor. These documents will be forwarded to the Ministers of Mines and Finance together with a draft of a joint decree to which is attached the list in respect of which the approval is proposed within ten working days as of the call for the Interministerial Commission to meet. Beyond such period of time, the recommendation will be deemed to be in favour of the approval of the list submitted by T.F.M. or submitted by its agent. The Interministerial Commission will notify a copy of the recommendation to T.F.M. using the quickest and most reliable means.

A set of in-house rules adopted by the Interministerial Commission and approved by the Minister will determine the other terms and conditions of operation of the Commission.

The members of the Interministerial Commission will receive an attendance fee for each meeting they attend.

8.8. Exporting samples

The export by T.F.M. of samples in connection with the Project for industrial analysis and assaying is exempt from any customs duty or other taxes, regardless of their nature, when leaving the National Territory.

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Samples sold to third parties for the benefit of or by T.F.M., before or after analysis, are taxable at the rate set forth under generally applicable law.

The rate referred to in the preceding paragraph is 5% for copper and cobalt ores and their concentrates.

Any export of samples which is of a commercial nature is also taxable. This is the case, in particular, for samples exported in exorbitant quantities in comparison with the reasonable requirements of an analysis.

8.9. Imports of personal items belonging to expatriates

The personal items belonging to expatriate employees employed by T.F.M. in connection with the Project are exempt from import taxes and duties in accordance with customs legislation.

8.10. Imported goods made available for consumption on the National Territory

The equipment, goods and the tools imported under the preferential customs regime may not be transferred on the National Territory without the authorization of the Customs Authority. A breach thereof can be sanctioned by the penalties provided by the customs regulation. If said equipment, goods and tools are made available for consumption in violation of the preceding sentence, they will be subject to the payment of duties and taxes which remain due, at the rate in force on the date of transfer, calculated on the basis of the updated residual value, derived from the information on the initial import declaration.

8.11. Consequences of halting the Project on/before completion

In case the Project is halted on or before completion, the materials, goods and tools which have benefited from the preferential customs regime must either be re-exported or be made available for consumption within the National Territory after complying with the customs regime by paying the duties and taxes which remain due, calculated on the basis of the updated residual value, derived from the information on the initial import declaration.

The declaration indicating the halting of the work must be made immediately to the Customs and Mines Authorities.

For the purpose of this Article 8.11, "consumption" means "acquisition or use".

8.12. Transfer of goods, equipment and/or tools

In the event of a transfer of equipment used in connection with a given mining title, to a project relating to another mining title belonging to a different holder than T.F.M., this holder-transferee must benefit from a customs regime similar to the one from which T.F.M. benefited, and in order to bring this about, the latter must obtain prior written authorization from the Customs administration.

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8.13. Temporary import free of duty

The goods, tools and equipment imported by T.F.M. under this Agreement that are intended to be exported (within six months) are admitted into the National Territory temporarily free of customs duty with the authorization of the Customs Authority for a period of six months. This term may be extended twice for six months in the event T.F.M. cannot export the concerned goods, tools or equipment for reasons which are beyond its control.

8.14. Import duties at preferential rates

Before the effective commencement of exploitation work at the mine, all of the goods and products which are strictly for mining use that were imported by T.F.M., its affiliates and sub-contractors are subject to an import duty at the rate of 2%, provided these goods appear on the list referred to in the first paragraph of Article 8.7. Any amounts collected greater than this maximum rate of 2% will be subject to a credit note in favor of T.F.M. The latter may use such credit note to set off future payments of import duties.

As from the effective commencement of exploitation work, all of the goods and products which are strictly for mining use and imported by T.F.M., its affiliates and sub-contractors are subject to the single rate of 5%, provided these goods appear on the list referred to in the first paragraph of Article 8.7.

Fuel, lubricants, reagents and consumer goods destined for mining activities are subject to a single import duty of 3% throughout the duration of the Project.

The terms "mining use" and "mining activities" referred to in this Agreement relate to activities included in the Operations as defined in this Agreement.

8.15. Imports during the extension work

In the event, after the Commencement of Commercial Production, T.F.M. makes a capital investment in order to expand Project capacity, it may benefit from the preferential customs regime provided for in the first paragraph of Article 8.14 provided T.F.M. files an application with the Mining Registry and demonstrates that the work to be carried out is for the purpose of increasing the production capacity of the mine by at least 30%. The application should indicate the date on which the expansion work will be completed.

After the application has been processed, in accordance with the provisions of Articles 8.15.1 and 8.15.2., and prior to the application being sent to the Minister, the Mining Registry will deliver an authorization to T.F.M.  T.F.M. will be able to use it before the customs authorities in order to benefit from the customs regime applicable during the period of construction and development. The list of imports relating to the expansion work will be appended to the authorization.

The period referred to in the preceding paragraph will be the period of construction and development of the expansion.

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The issuing of an authorization is only possible provided favorable registrar, technical and environmental opinions have been rendered. However, in case of refusal to issue such authorization, T.F.M. reserves the right to legal recourse.

The authorization referred to in the preceding paragraph will be the one to be issued by the Mining Registry, without need for an advice from the Interministerial Commission or for a Ministerial Decree.

If the extension work is not completed in the manner or within the deadline indicated at the time of the application provided for in the first paragraph above, and/or if the production capacity does not effectively increase by 30%, T.F.M. is retroactively liable for the import duties on the imports made at the rate applicable during the Exploitation phase.

However, in the event of fraud in the declaration at the time of import in relation to the present provision, T.F.M. is subject to the import duties and turnover tax on the imports at the rate specified under generally applicable law.

The generally applicable rate of the abovementioned import duties is the following2:

Oils, petroleum oils, and fuel oils: 5%
Paints and varnishes: 10%
Glues: 10%
Matches: 20%
Rosin and resin acids, ester gum: 5%
Industrial fatty acids, industrial fatty alcohols: 5%
Polymers: 5%
Silicones: 5%
Plastic packaging: 5%
Bricks: 10%
Electrical equipment: 10%
Iron or steel materials: 5%

The generally applicable rate of the abovementioned turnover tax on imports is the following3:

-	3 per cent for equipment, agricultural, breeding and veterinary input items, and products specifically designated in the rates of import duties and taxes;
-	15 per cent for the others.

8.15.1. Review by the Registry

The Mining Registry will undertake its examination within a maximum period of ten working days as from the date of filing of the application.

2	See Law No. 04/014 of July 16, 2004 modifying and supplementing Law No. 002/03 of March 13, 2003 establishing new import duty and tax rates.

3	See Law No. 04/013 of 15 July 2004 amending and supplementing certain provisions of Ordinance-Law No. 69-058 on the Turnover Tax, article 6.

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For the purposes of the examination, the Mining Registry verifies whether T.F.M. is eligible for the benefit of the preferential customs regime applied for.

At the end of the registry examination, the Mining Registry sends the file, accompanied by the registrar’s opinion, to the Mines Directorate and the Service in charge of mining environmental protection for their advice.

8.15.2. Technical and environmental investigation

The Mines Directorate and the Service in charge of mining environmental protection will, respectively, evaluate whether T.F.M. is complying with its technical and environmental obligations under this Agreement.

The provisions relating to environmental obligations applicable to T.F.M. are those contained in Article 22.

Within five days following the end of the evaluation, they will provide their respective opinions on the technical and environmental aspects to the Mining Registry.

Within a maximum period of five working days following receipt of the favorable advices on the technical and environmental aspects, the Mining Registry will deliver the authorization as provided in Article 8.15 paragraph 2.

8.16. Export duty ["droit de sortie"]

Without affecting the validity of the application of the provisions of Article 8.8 paragraphs 2 to 4, T.F.M. is completely exempted upon export from all customs duties and other taxes ["droits de douane et autres impôts à la sortie"], regardless of their nature, for its exports in relation to the Project.

However, in addition to the imposition of taxes pursuant to the generally applicable law, fraudulent and irregular exports made by T.F.M. are subject to fines and penalties provided for in customs legislation.

The rate referred to in the preceding paragraph is 5% for copper and cobalt ores and their concentrates.

The fines and penalties provided for in customs legislation are mentioned in Chapter VIII "Sanctions" of Decree of 29 January 1949 concerning the Customs Regime.

The duties and remuneration costs for services rendered in connection with the export ["redevances et frais en rémunération des services rendus à l'exportation"] of commercial products or goods for temporary export for processing may not exceed 1% of their value.

Within a period of three months following the entry into force of this Addendum No. 1, a Protocol Agreement between T.F.M. and the Minister of Finance shall set forth the terms and conditions in respect of the implementation of the preceding paragraph of this Article. Such Protocol Agreement shall establish:

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a)	a one-stop-shop for payment of duties and remuneration costs for services rendered upon exportation;
b)	the distribution of collected duties and remuneration costs for services rendered;
c)	the tax credit mechanism to be deducted from future duties and remuneration costs for services rendered in the event of payment beyond the ceiling established in this Article.

In terms of this Article, the following will mean:

a)      "customs duties and other taxes of any type whatsoever": any taxes collected by the State Agencies;

b)       "duties and remuneration costs for services rendered upon exportation": any charge of any kind whatsoever claimed by a State Agency, a Province or a Municipality for payment of services rendered pertaining to the exportation of commercial products or items exported temporarily for processing purposes, including handling, transportation and warehousing;

c)      "the value of products or items exported temporarily for processing" will mean, as the case may be, the price of sale of commercial products after deduction of costs or the price of sale of processed items after deduction of all expenditure incurred for transport and temporary exportation for processing purposes, for the processing itself and for the reimportation of the items so processed, without prejudice to the customs legislation.

The value referred to in the preceding paragraph will be based on the Mercuriale in effect on the day of delivery of the related services or on the value agreed upon in a Protocol Agreement to be concluded between T.F.M. and the Ministry of Finance.

The total of these duties and remuneration costs imposed by the relevant public service entities on each export of said products cannot exceed 1% of the Mercuriale value of the product exported. A statement will be prepared monthly to allocate the duties and remuneration costs proportionally between the various public service entities, as the case may be. Any payment in excess of the maximum will be the object of a credit note of the relevant public service entity in favor of T.F.M., which T.F.M. may use as future payment for duties and remuneration costs imposed by the same public service entity.

8.17. Consumption and excise duties

T.F.M. is liable for the consumption and excise duties in accordance with generally applicable law, except for mineral oils indicated in Article 7 of Ordinance-Law no. 68/010 of January 6, 1968 and intended for and exclusively linked to mining activities.

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The exempt mineral oils are: airline fuel, other gasoline; lamp oil or kerosene, jet A1, diesel oil, fuel-oil and petroleum gas.4

The applicable rates for the consumption and excise duties of the following non exempt items are as follows5:

Alcohol:

- Beer:          measuring less than 6°: 15%;
measuring 6° and more: 20%
- Wines (fresh grapes):
measuring less than 15°: 15%;
measuring 15° and more: 25%
- Vermouth and other wines prepared additives:
measuring less than 15°: 20%;
measuring 15° and more: 20%
- Cider, mead, other fermented beverages: 15%
- Non-denatured ethyl alcohol, eaux-de-vie, etc.: 30%
- Denatured ethyl alcohol:
a) for medical uses: 3%;
b) for the manufacture of perfumed waters: 10%;
c) for all other industrial uses: 3%;
- Other industrial alcohols: 3%

Table Waters and Soft Drinks

- Mineral water, bottled drinking water: 10%
- Lemonades or other sugared beverages, fruit based juice beverages: 3%

Tobacco Products: 40%
Sugars, Cement and Matches: 0%6
Perfumes: 10%7

III. FISCAL REGIME

The phrases "area of the mining concession", the "perimeter of the Project compound", "perimeter covered by the mining title", "mining perimeter" and "mining exploitation perimeter" referred to in this Agreement mean the surface area resulting from the

4
See Ordinance Law n° 68-010 of January 6, 1968 [hereinafter “Excise and Consumption Duties”], art. 7.  Rates and the contents of this list were modified by Law n° 010/03 of 18 March 2003.  Without this exemption, tariffs for fuel oils and diesel are 25%; for all other mineral oils listed they are 15%.

5
See Excise and Consumption Duties, arts. 4-11.  For alcohol and tobacco, rates were established by Order 0010 dated January 22, 1997.  For waters, rates were established by Ordinance Law n° 89-013 dated 3 January 1989.

6	Excise and consumption taxes on cements, matches, and sugars were abrogated by Law n° 04/011 of 5 July 2004. Previously, rates were 5 % for these items.

7	These rates were established by Ordinance Law n° 89-013 dated 3 January 1989.

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 addition of the squares composing the mining perimeter of T.F.M. as provided in the mining titles of T.F.M., each square representing a surface of 89.955 hectares.

A.  Asset-Based Taxes

8.18. Property tax

T.F.M. is liable for property tax in accordance with the provisions of generally applicable law, only on the properties for which the tax on the surface area of mining and hydrocarbons concessions is not due.

The property tax rates as defined in the Ministerial Order no. 19 of 8 October 1997 are variable depending upon the type of property, and the Rank of Locality8 in which the property is located.9  Applicable rates for non-exempt properties are the following:

Detached Houses:10

1.50 Ff/m2 in First Rank

1.00 Ff/m2 in Second Rank

0.50 Ff/m2 in Third Rank

0.30 Ff/m2 in Fourth Rank

Buildings:

75.00 Ff per storey in First Rank

37.50 Ff per storey in Second Rank

30.00 Ff per storey in Third Rank

22.50 Ff per storey in Fourth Rank.

Lands without Buildings (lump sum annual tax):11

30.00 Ff in First Rank
7.50 Ff in Second Rank located in Kinshasa
4.50 Ff in Second Rank in the interior
3.00 Ff for Third Rank located in Kinshasa
2.00 Ff for Third Rank located in interior
1.50Ff in Fourth Rank.

8.19. Tax on Vehicles

T.F.M. is liable for taxes on vehicles in accordance with the provisions of generally applicable law. However, the tax on vehicles is not payable on vehicles used for transporting people or materials, vehicles used for handling or traction, which are used exclusively within the perimeter of the Project compound.

8	The Rank of Localities was set by Ministerial Order n° 19 of 8 October 1997.

9	See Arts. 2-38 of Ordinance Law n° 69-006 of 10 February 1969 [hereinafter “Asset-Based Taxes”].

10
See Asset-Based Taxes, Art. 13.  The tax rates specified here were made applicable by Ministerial Order n° 62 of 19 October 1999, art.1 and the rate of the tax was set in Fiscal Francs by Ministerial Order n° 081 of 26 February 2002.  Where appropriate, the rates specified are those applicable to legal entities.

11	Art. 18 of Asset-Based Taxes, inserted by Ministerial Order n° 20/97 of 8 October 1997, qualifies that taxation of lands without buildings shall only apply to land located in urban districts.

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The rates of the tax applicable to non-exempt vehicles are the following: 12
(1) Motorcycles: 5 Ff;
(2)  Utility motor vehicles:
of less than 2,500 kg: 9 Ff;
from 2,500 to 10,000 kg: 14 Ff;
over 10,000 kg: 17 Ff;
(3)  Passenger cars:
from 01 to 10 horse power (“HP”): 23 Ff;
from 11 to 15 HP: 29 Ff;
over 15 HP: 44 Ff.

8.20. Tax on the surface area of mining concessions

T.F.M. is liable for the tax on the surface area of the mining concessions at the rates in Congolese Francs equivalent to US$0.04 per hectare for the first year, in Congolese Francs equivalent to US$0.06 per hectare for the second year, in Congolese francs equivalent to US$0.07 per hectare for the third year and in Congolese Francs equivalent to US$0.08 per hectare for the subsequent years.

8.21. Special tax on road traffic

T.F.M. is liable for the special tax on road traffic in accordance with the provisions of generally applicable law.

The rates of the tax referred to in the preceding paragraph are the following:13

(1) Motorcycles: 6 Ff;
(2) Utility motor vehicles:
weighing 2,500 kg : 20 Ff;
from 2,500 kg to 10,000 kg : 25 Ff;
over 10,000 kg, such as buses, trailers and cranes: 45 Ff;
(3) Passenger vehicles:
from 01 to 10 horsepower (HP) : 12 Ff;
from 11 to 15 HP: 25 Ff
over 15 HP: 37 Ff.

B. The Mining Royalty

8.22. Basis of the mining royalty

T.F.M. is subject to a mining royalty which is calculated on the basis of the amount of sales minus the costs of transport, analysis concerning the quality control of the commercial product for sale, insurance, and marketing costs. The selling price must be

12	See Asset-Based Taxes, Art. 41. These rates were set pursuant to Ministerial Order n° 081 of 26 February 2002.

13	See Ordinance Law n° 88-029 of 15 July 1988. The rates specified are those applicable to legal entities that went into effect in 2002, pursuant to Decree n° 038 of 10 April 2002.

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higher than or equal to the price which could be obtained for any sale of products to a non-affiliated entity.

T.F.M. is liable for this royalty on all commercial products as of the effective date the exploitation commences.

The mining royalty is due upon sale of the product.

The method of calculation and the timing of the payment of the mining royalty will be agreed upon in a specific agreement with the Ministry of Mines and the DGRAD.

8.23. Rate of the mining royalty

The rate of the mining royalty is 0.5% for iron or ferrous metals, 2% for non-ferrous metals, 2.5% for precious metals, 4% for precious stones, 1% for industrial minerals, solid hydrocarbons and other substances not specifically mentioned, and 0% for standard construction materials.

8.24. Distribution of the mining royalty

The mining royalty will be paid by T.F.M. to the Public Treasury.

8.25. Tax credit

T.F.M. benefits from a tax credit equal to a third of the mining royalties paid on products sold to a transformation entity located on the National Territory.

C.  Revenue based taxes

8.26. Professional tax on remunerations

T.F.M. is legally liable for the professional tax on remunerations payable by the employees at the rate set forth in the generally applicable law.

The following progressively increasing rates are applicable to T.F.M., provided, however that in no case may the total tax exceed 30% of the taxable income.14 The rates applicable to T.F.M. are:15

Tax Rate                     Income Bracket16
3%                          0.00 FC to 72,000.00 FC
5%                              72,001.00 FC to 126,000.00 FC
10%                           126,001.00 FC to 208,800.00 FC

14	See Ordinance Law n° 69/009 of 10 February 1969 relating to taxes on income [hereinafter “Taxes on Income”], at Art. 84 (2).

15	The rates specified are set forth in Taxes on Income, Art. 84. The tax rate table was last modified by Decree Law n° 015 of 30 March 2002.

16	The average exchange rate between US Dollars and Congolese Franc is $1 = 900 F.C. Thus, the highest marginal tax rate of 50% is applicable to salaries exceeding US $2,590.

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15%                           208,801.00 FC to 330,000.00 FC
20%                           330,001.00 FC to 498,000.00 FC
25%                           498,001.00 FC to 788,400.00 FC
30%                           788,401.00 FC to 1,200,000.00 FC
35%                           1,200,001.00 FC to 1,686,000.00 FC
40%                           1,686,001.00 FC to 2,091,600.00 FC
45%                           2,091,601.00 FC to 2,331,600.00 FC
50%                           excess.

T.F.M. is to pay a 10% tax on indemnities paid as the result of the termination of employment or the breach of the employment contract or contract for the hiring of services.17

8.27. Tax on rental income

T.F.M. is liable for the tax on rental income in accordance with the provisions of generally applicable law.

The rate of tax on rental income is 22%18 of the gross income of buildings and lands rented out, and gross profit of sublets.19  The tax is also due if the premises are made available free-of-cost to the tenant.20

8.28. Tax on income from movable assets

T.F.M. is liable for the tax on income from movable assets, in accordance with the provisions of generally applicable law, with the exception of the following income:

a)
interest paid by T.F.M. by virtue of loans contracted in foreign currency abroad; provided, however, that interest paid by T.F.M. to its affiliates by virtue of loans contracted abroad are only exempted from the tax on investment income if the interest rates and the other loan conditions are as favorable or better than the rates and the conditions which T.F.M., as applicable, could obtain from money lenders who are not affiliates;

b)	dividends and other distributions paid by T.F.M. to its shareholders will be subject to tax on investment income at the rate of 10%.

The generally applicable rate of the tax referred to in the preceding paragraph is 20%.21

8.29. Professional tax on profits

T.F.M. is liable for the professional tax on profits at the rate of 30%.

17	See Taxes on Income, Art. 86.

18	See Taxes on Income, Art. 11. This rate was amended by Decree Law n° 109/2000 of 19 July 2000.

19	See Taxes on Income, Art. 5.

20	See Law n° 83/004 of 23 February 1983, as amended, Arts. 3-4.

21	See Taxes on Income, Art. 26.

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Subject to the provisions on provisional advances and contrary to Decree-law No. 058 of February 18, 1998 instituting the deduction of tax at source known as the Industrial and Commercial Profit, ICP in abbreviated form, the tax regime for the advance payment of the professional tax on ICP, is not applicable to T.F.M. Nonetheless, the latter has the obligation to collect the ICP at source.

D. Determination of the taxable profit

8.30. Taxable profit

The net profits from exploitation which are subject to the professional tax on profits are determined in accordance with accounting law and fiscal legislation in force, as well as the provisions of Articles 8.31 to 8.40.

Contrary to Congolese legislation on accounting, T.F.M. may keep its accounts in foreign currencies quoted by the Central Bank of Congo.

8.31. Depreciation

The amount of the first year’s exceptional depreciation is equal to 60% of the cost of the asset at issue.

Declining balance depreciation applies for each of the subsequent taxable years.

The following are excluded from the system of depreciation on declining balance:

-	The depreciable items which normal duration of utilization is less than four years or higher than twenty years;
-	Patents, trademarks, businesses, customers, the name and all other intangible fixed assets.

T.F.M. may exclude assets from the system of depreciation on declining balance and utilize linear depreciation at T.F.M.'s option.

Subject to the provisions in the previous paragraphs of this Article and Article 8.32, the provisions of generally applicable law as regards depreciation apply.22

8.32. Deferred depreciation

Depreciation accrued in loss periods is deemed to be deferred. Deferred depreciation may be accumulated and deferred without any restriction in time over the subsequent tax years, up to the amount of the taxable income.

22	See Taxes on Income, Arts. 43ter.

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8.33. Tax loss carried forward

Professional losses in a tax year may, at the express request of T.F.M. addressed to the tax administration, be deducted from the profits made during the subsequent tax years until the fifth year which follows the loss tax year, in accordance with the tax legislation.23

The absence of a tax declaration or the late submission of a tax declaration for a given tax year precludes the possibility of the deduction of the loss incurred during the year relating to said tax year of being subsequently allowed.

The competent tax authority shall reply within a period of thirty days to an application for deductibility of business losses incurred in an accounting year prior to profits made in the following accounting years, submitted in accordance with the provisions of this Article 8.33. Beyond such period, the approval of the deductibility shall be deemed obtained.

Such request shall only be rejected in the case of absence of a tax declaration or late submission of a tax declaration for a given tax year as provided in this Article 8.33.

8.34. Research and development expenditures

The amount of the research and development expenditures incurred by T.F.M., other than those relating to the acquisition of fixed assets, is converted to current value as of the day of the granting of the Exploitation Permit, and depreciated during the following two tax years at the rate of 50% per year.

The loss in a given tax year resulting from the provisions of the preceding paragraph is deferred without limitation in terms of time, over the subsequent tax years.

8.35. Capital gain and capital loss on mining title transfers

T.F.M. will include the capital gain or the capital loss made upon the transfer of a mining title, in the basis for the calculation of the professional tax on profits.

The professional capital gain or the capital loss thus made is equal to the difference between the total transfer price and the non-depreciated amount of the research and development expenditures.

Research and development expenditures include expenditures related to the following activities: "Development" and "Exploration" as defined in Articles 1.1 (o) and 1.1 (q), respectively, of the ARMC.

The words "construction or installation of a mill, metallurgical processing plant, or any other improvements to be used for the Operations and the preparation of financing plans" in Article 1.1 (o) of the ARMC include, for the purpose of this Article 8.35, any activity by means of which a person carries out, via land development works,

23	See Taxes on Income, Art. 42.

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construction of infrastructure, setting up and testing of material and equipment, the development of his mining or quarry exploitation project in order to ensure its commercial viability.

T.F.M. amortizes the price of the acquisition of the mining title acquired as a staggered charge.

8.36. Deduction of interest paid abroad

The interest paid by T.F.M. to affiliates by virtue of external loans is only deductible from the taxable basis of the professional tax on profits if the interest rates and the other loan conditions are as favorable or better than the rates and the conditions that T.F.M. can obtain from creditors who are not affiliates.

8.37. Deduction of mining royalties

The mining royalties paid by T.F.M. are deductible from the taxable basis of the professional tax on profits.

8.38. Deductible professional expenses

Without affecting the tax regime contained in this Agreement or the provisions of general tax law otherwise applicable to T.F.M., the following are notably deemed professional expenses that can be deducted from taxable revenue:

a)
Rent actually paid and rental charges relating to the buildings or parts of buildings used in carrying out the activities of T.F.M., and all general costs resulting, in particular, from their maintenance and lighting. However, the rental value of buildings or parts of buildings of which T.F.M. is the owner is not considered as a rent or as a rental charge;

b)	The general expenses resulting from the maintenance of the equipment and the movables used for the Operations;

c)	The wages, salaries, bonuses and allowances of the employees and the workers performing Operations, including the taxable advantages in kind provided they have been added to the salaries;

d)
The interest on capital borrowed from third parties and destined for Operations, and all similar charges, interest or royalties relating to it; provided, however, that under no circumstances can the interest on mortgage debts relating to buildings which are rented out, in whole or in part, be considered as deductible expenses;

e)
The costs of transportation, insurance, brokerage, commissions. However, the expenses consisting of commissions, brokerage fees, commercial or other discounts, attendance fees, occasional or non-occasional fees, bonuses and other rewards of any kind, will not be allowed to be deducted unless supported by an exact indication of the name and the address of the beneficiaries as well as the date of the payments of the amounts allocated to each of them. Similarly, as

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regards commissions and brokerage costs, the deduction will only be allowed after proof of compliance with taxes on turnover. In case of failure to provide an exact declaration of the aforesaid amounts and/or of their beneficiaries, or in case of failure to provide proof of payment of the turnover tax, said amounts will be added to the profits of the entity that has paid them, without prejudice to the penalties provided for in case of fraud;

f)	The amount of the profit distributed among the personnel of the company;

g)
The wages allocated to the members of the board of directors of T.F.M., provided it is evidenced that they correspond to normal remuneration in relation to the nature of the actual and permanent functions performed in the company on the National Territory;

h)	The depreciation of fixed assets used in the performance of the activities;

i)	The asset-based tax considered as an operating expense settled in due time, to the extent it has not been set ex officio.

The amounts paid by T.F.M. to a foreign individual or legal entity with whom it is affiliated, either by means of a direct stake in its share capital, or through holdings held by one or more other companies of the same group, as payment for a service rendered, will not be admitted as professional expenses of the company unless on the triple condition that:

a)	The quality of the service rendered is clearly demonstrated;

b)	The service in question cannot be rendered on the National Territory;

c)	The amount of the remuneration corresponds to the actual value of the services rendered.

8.39. Provision for restoration of the deposit

T.F.M. is authorized to set aside, free of the professional tax on profits, an amount for restoring the mineral deposit, up to a maximum equivalent to 5% of the taxable profits for the tax year during the course of which it is set aside.

This provision must be used before the expiry of a period of three years as of the end of the tax year during the course of which it is set aside, either in exploration activities on the National Territory, or in participations in the capital of companies which hold exclusively one or more exploration permits on the National Territory.

If the deposit is not used pursuant to the conditions set forth in the previous paragraph, the amount for restoring the mineral deposit is reintegrated into the taxable profits for the fourth tax year following the one during which it was set aside.

8.40. Provision for site rehabilitation

T.F.M. must make, free of tax on profits, a provision for rehabilitation of the site on which the mining activities take place.

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The maximum amount to be allocated for this provision is equal to 0.5% of the turnover for the tax year during which it is made.

In case T.F.M. is required to make a provision or to fulfill other financial obligations in compliance with the regulations on the protection of the environment, the amount of this second provision or of these financial obligations will be deducted from the maximum authorized amount of the provision for the rehabilitation of the site.

This provision must be used within a period of ten years as of the end of the tax year during which it was made. The unused amount of the provision is reintegrated into the taxable profits for the eleventh tax year following the one during which said provision was made.

The unused amount of the provision at the end of the last tax year of the project is reintegrated into the taxable profits for said tax year.

The duties of T.F.M. in terms of rehabilitation are those provided by Article 22 (b) of this Agreement.

E. Turnover taxes

8.41. Domestic turnover tax

T.F.M. is liable for domestic turnover tax on the sales made and the services rendered on the National Territory.

The sales of products to a transformation entity located in the National Territory are expressly exempted.

The other sales of products within the National Territory constitute the tax base for the calculation of the taxable amount and the applicable rate is 10%.

The services rendered by T.F.M. are taxable at the rate set forth under generally applicable law.

T.F.M. pays the turnover tax at a preferential rate of 5% if it benefits from the supply of services relating to its company’s corporate purpose.

Article 3 of T.F.M.’s Amended and Restated By-Laws, which sets forth T.F.M.’s corporate purpose, provides as follows:

"The purpose of the company is: the exploration, research, exploitation, treatment and related operations, including the marketing, of the exploitable mineral substances in the mining concessions of Tenke and Fungurume, in compliance with the Congolese legal provisions, and in particular the general and special mining legislation and their enforcement measures.
It may carry out all commercial, industrial, mining and financial activities and all transactions involving moveable and immoveable property, directly or indirectly connected with its purpose or those activities which may contribute to procure it any

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advantage in view of its development. The company may, in the capacity of director, liquidator or otherwise, provide for the management, supervision, and control, of any affiliated companies; it may take an interest in by way of contribution in cash or in kind, by merger, subscription, participation, financial intervention or otherwise, in all other companies or enterprises, existing or to be created, in the Democratic Republic of Congo or abroad, the purpose of which would be identical to, or of a nature to promote the development of its own purpose.
The company may also grant any loans or guarantee any loans granted by third parties to affiliated companies."

As a result, this preferential rate of 5% shall be applied to the Operations as the Operations are specified in Article 8.1, provided the services relate to T.F.M.'s corporate purpose, including, but not limited to:

-	catering for supply of food and meals for T.F.M.'s and its subcontractors' personnel;
-	banking and financial services rendered by financial institutions, including banks;
-	insurance services;
-	real estate works, including construction works;
-	legal, tax, audit and accounting services.

The acquisition by T.F.M. of goods produced locally is taxable at the rate of 3% for goods related to the mining activities.

The rate in the preceding paragraph applies to goods used in the Project including, sales of capital equipment and agricultural input items24.

F. Exceptional Tax on the remunerations of expatriates

8.42. Preferential regime

T.F.M. is liable for the exceptional tax on the remunerations of expatriates at the rate of 10%. It is set in terms of the salaries generated by the work carried out or the position held in the Democratic Republic of Congo, and is deductible from the taxable base of the professional tax on profits.

ARTICLE 7

Article 21 in fine of the ARMC is hereby modified by adding to the end the following sentence:

"T.F.M. will regularly consult with the Ministry of Mines in furtherance of execution of infrastructure and other social actions."

24	See Ordinance Law n° 69-058 of 5 December 1969 on Turnover tax [hereinafter “Turnover Tax”] at art. 13 (4)(a).

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ARTICLE 8

Article 30 of the ARMC is hereby deleted in its entirety and replaced as follows, where “this Agreement” means the ARMC:

"Article 30: Stabilized Legislation

a)
The State guarantees, for the whole duration of this Agreement, to T.F.M., its Shareholders, its consultant(s), its officers, its salaried expatriate agents and its lenders, stability of legislation and regulations which are in force on September 28, 2005, and in particular with respect to judicial, land, fiscal and customs, commercial, monetary, social, employment, health and Mining legislation matters, and in matters of residence and work conditions for foreigners.

b)
References to provisions of “generally applicable law” in this Agreement shall mean the rules, whether legal, regulatory, or administrative, pertaining to, where appropriate, customs matters, consumption and excise matters and tax and non tax fees in force on September 28, 2005.

c)
No legal or regulatory provision effective after September 28, 2005 may entail a restriction or reduction of the special advantages of this Agreement or hinder the exercise of the rights resulting therefrom."

ARTICLE 9

Article 35 of the ARMC is hereby completed as follows, where “this Agreement” means the ARMC:

"T.F.M. will regularly consult with the Ministry of Mines in furtherance of defending the rights and guarantees granted under this Agreement and the T.F.M. Amended and Restated Shareholders Agreement."

ARTICLE 10

Article 47 of the ARMC is hereby deleted in its entirety and replaced as follows:

"Article 47:  Securities

I: MORTGAGES

47.1. Assets that can be mortgaged

T.F.M. may mortgage:

a)	its exploitation permits, in whole or in part;

b)	the movables by incorporation which are located within the mining exploitation perimeter, in particular, factories, installations and machines built for the

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concentration, processing and the transformation of the mineral substances contained in the deposits or in the artificial deposits;

The phrases "area of the mining concession", "perimeter of the Project compound", "perimeter covered by the mining title", "mining perimeter" and "mining exploitation perimeter" referred to in this Agreement mean the surface area resulting from the addition of the squares composing the mining perimeter of T.F.M. as provided in the mining titles of T.F.M., each square representing a surface of 89.955 hectares.

c)	The fixtures used in mining exploitation.

47.2. Procedure for the approval of the mortgage

Any mortgage contract concerning one of the assets referred to in Article 47.1 must be approved in advance by the Minister of Mines (the "Minister") upon request of the mortgagee or T.F.M.

The application for the approval of the mortgage will be addressed to the Mining Registry. The following should be attached to the application:

a)	The mortgage deed indicating the amount or the estimate of the debt guaranteed by the mortgage;

b)	A certified copy of the mining title which right is affected by the mortgage.

The Mining Registry will complete the registrar examination of the application within a maximum period of seven working days. This registrar examination consists of verifying the existence of one or several previous mortgages, the authenticity of the mortgage deed which is the subject of the application and the validity of the title relating to the mining title covering the perimeter subject to mortgage.

 The technical evaluation will be carried out by the Mines Directorate. It consists of the verification that the mortgage contract is properly drafted to guarantee the financing of T.F.M.’s mining activities within the perimeter covered by its mining title.

The Mines Directorate will send its technical opinion to the Mining Registry within a period of ten working days as of the date on which the file sent by the Mining Registry is received by the Mines Directorate.

The Minister will render and transmit his decision to approve or his reasoned decision to refuse, to the Mining Registry within a period of forty-five days from the date the application was submitted.

The application is made by T.F.M. or the mortgagee.

The Mining Registry will register the mortgage within the period of five days following the Minister’s sending of a decision to grant approval.

The Head of the Mining Registry or his representative has the power of a notary with respect to the authentication of mortgage contracts.

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47.3. Reasons for the refusal to approve mortgages

The Minister may only refuse to approve the creation of a mortgage if:

a)	The amount of the mortgage is lower than the guaranteed debt. In case there is a previous mortgage, the mortgage contract can only relate to the part of the asset which is not yet mortgaged;

b)	The mortgage guarantees debts which do not have any relation to the mining activity for which the mortgage has been approved;

c)	The amount of the financing obtained is insignificant;

d)	The mortgagee is prohibited from holding mining rights;

e)	T.F.M.’s mining right is no longer valid.

Any refusal to approve the mortgage must be reasoned and confers the right to legal recourse.

The right to legal recourse is open to T.F.M. or the mortgagee.

47.4. Registration and enforceability of the mortgage deeds

The mortgage is registered against the payment of a registration fee the amount of which is set forth in the regulations in force.

In order to be enforced against third parties, any mortgage approved by the Minister is compulsorily registered on the back of the mining title before being entered in a registry book set up and kept for this purpose at the Mining Registry.

47.5. Execution of mortgages

In case of default by T.F.M. of its obligations vis-à-vis the mortgagee, on the due date agreed to and specified in the mortgage deed, the latter may proceed with the procedure of forced execution in accordance with the provisions of the generally applicable mortgage law.

However, the mortgagee may, contrary to the provisions of article 261 of the law number 73-021 of July 20, 1973 on the general legal regime of assets, legal regime of land and real estate, and the legal regime of securities as modified and supplemented to date, take the place of the defaulting debtor and in this capacity require the partial or total transfer of the mining right into its own name, if it complies with the legal conditions of eligibility.

The letter of application for the transfer of the right in the name of the mortgagee will be addressed to the Mining Registry. It must:

a)	be accompanied by a certified copy of the mortgage deed;

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b)	certify that the mortgagee is eligible for the mining right affected by the mortgage which will be executed;

c)	contain its undertaking to assume the rights and obligations which arise from the mining right affected by the mortgage which will be executed.

If the mortgagee is not eligible for the mining rights, it will be granted a period of six months, either to comply with the rules of eligibility, or to be replaced by another person who is eligible for the mining rights subject to the mortgage.

47.6. Mining registry examination in case of transfer

Subject to the provisions below, the Mining Registry will proceed with the mining registry examination in accordance with the law.

At the conclusion of the mining registry examination, the Mining Registry will proceed:

a)	To provisionally register the mining right subject to the mortgage on the mining registry survey map. This registration is valid for the entire duration of the examination;

b)	To display the result of the examination in a room specified by the regulations in force. A copy of the opinion is provided to the applicant.

c)	To reject the application in the event of an unfavorable opinion and to notify the applicant of the decision to reject its application.

In the event of a favorable opinion, the Mining Registry will proceed to register the transfer and to issue a new title issued in the name of the mortgagee or a third party in its place, within a period of five days. After the expiry of such period of five days, the mortgagee or the third party in its place may demand the registration by judicial means.

The validity of the new title will correspond to the unexpired period of the term of validity of the initial title.

The transfer of the mining rights into the name of the mortgagee or the third party in its place will be made within a period of one month as of the date the application was received from the mortgagee.

47.7. Legal consequences of the transfer

In case of execution of the mortgage and transfer of the mining right into its name, the mortgagee or the third party in its place thereby commits to assume all of the obligations arising from the initial title vis-à-vis the State and third parties.

47.8. Legal Mortgages

The provisions of articles 253 to 255 of law No. 73-021 of July 20, 1973 on the general legal regime of assets, legal regime of land and real estate, and the legal regime of securities as modified and supplemented to date for the mortgages of the Treasury and

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the rescue company, may apply provided they are not contrary to the provisions of Articles 47.1 to 47.8. of this Agreement.

II: PLEDGE

47.9. Pledges of marketable products

Marketable products originating from the deposits or artificial deposits may be pledged.

Pledges affecting marketable products are governed by the provisions of articles 322 to 336 of heading IV of the law No. 73-021 of July 20, 1973 on the general legal regime of assets, legal regime of land and real estate, and the legal regime of securities as modified and supplemented to date."

ARTICLE 11

The Parties agree, as from the signature of this Addendum No. 1, to modify the annual interest rate on the Advances made by TF Holdings to T.F.M. by bringing it from LIBOR at one year + 2% to LIBOR at one year + 6%.

The Parties agree, however, that TFM will exercise all reasonable efforts to obtain “project financing” at more advantageous terms and conditions.

ARTICLE 12

Article 51 of the ARMC is hereby deleted in its entirety.

Article 32 is hereby amended as follows:

“Subject to the provisions of Articles 30 and 31, T.F.M. undertakes to comply with applicable laws and regulations in force in the Democratic Republic of Congo. T.F.M. will make every effort to obtain from the members of its expatriate staff and their families their compliance with regulations on the entrance and residence of foreigners and their fulfillment of their normal obligations with that respect.”

Article 42 is hereby replaced in its entirety with the following provision, where “this Agreement” means the ARMC:

“This Agreement and the T.F.M. Amended and Restated Shareholders Agreement, as amended, contain the entire understanding of the Parties with respect to the Project.”

ARTICLE 13

The contents of Appendix B and C of the ARMC and any references thereto in the ARMC are hereby deleted in their entirety.

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ARTICLE 14

 Disputes arising under or relating to the present Addendum shall be deemed to arise under the ARMC and shall be subject to the arbitration agreement therein;

(a)
The Parties hereby confirm that pursuant to Article 25 paragraph 2(b) of the Convention on the Settlement of Investment Disputes between States and Nationals of Other States of 18 March 1965 (the "ICSID Convention"), T.F.M. is considered as a National of Another Member State within the meaning of said article, by reason of the control exercised on it by foreign interests, for the purposes of this Addendum and the ARMC;

(b)	The designation of Gécamines pursuant to Article 25 paragraph 1 of the ICSID Convention shall be deemed to apply to the present Addendum, as well as to the ARMC;

(c)
Pursuant to Article 25 paragraph 3 of the ICSID Convention, the State hereby confirms its approval to Gécamines under the Original Convention and the ARMC to consent to submit disputes to ICSID and continues to give such approval.

ARTICLE 15

The parties agree to enter into a consultancy agreement, (hereafter referred to as the (“Gecamines Consultancy Agreement”), between Gécamines and T.F.M. within a time period not to surpass thirty (30) Business Days from the date of entry into this Addendum.

ARTICLE 16

This Addendum will enter into force on the last of the following events:

(i) its signature by all interested Parties,

(ii) the signature by the Shareholders of the addendum to the T.F.M. Amended and Restated Shareholders Agreement, to be entered into separately,

(iii) the amendments to the Amended and Restated Bylaws of T.F.M. to be made pursuant to the addendum to the T.F.M. Amended and Restated Shareholders Agreement,

(iv)the date of the approval by Presidential Decree of this Addendum,

(v)the date of the approval by Presidential Decree of the above amendments to the Amended and Restated Bylaws of T.F.M.,

and will remain in effect for so long as the ARMC remains in effect.

Until the entry into force of this Addendum, the ARMC will remain validly and fully in force as such and thereafter the ARMC will remain validly and fully in force as amended

Addendum No. 1 to the ARMC

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by this Addendum. The Parties agree that all terms of the ARMC not amended herein remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Addendum on the 11 DEC 2010, in 12 original copies, 6 in English and 6 in French, each Party acknowledging receipt of one English and one French copy, and both languages being equally authoritative.

THE DEMOCRATIC REPUBLIC OF CONGO

/s/ Mr. Martin Kabwelulu The Minister of Mines, Mr. Martin KABWELULU	/s/ Mr. Matata Mponyo Mapon The Minister of Finance, Mr. MATATA MPONYO MAPON
/s/ Mr. Jean Baptiste Ntahwa Kuderhwa The Minister of Budget, Mr. Jean Baptiste NTAHWA KUDERHWA

LA GENERALE DES CARRIERES ET DES MINES

/s/ Mr. Kalej Nkand The Managing Director General, Mr. KALEJ NKAND	/s/ Mr. Albert Yuma Mulimbi The Chairman of the Board, Mr. Albert YUMA MULIMBI

TF HOLDINGS LIMITED

/s/ Mr. Mark R. Mollison
Mr. Mark R. Mollison
Vice President

TENKE FUNGURUME MINING S.A.R.L.

/s/ Mr. Claude Polet
Mr. Claude Polet
Managing Director

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